Entrust Agreement

        CLIENT: Harbin Lianchuang Stock-Joint Limited (or Lianchuang)
        ASSIGNEE: Harbin Xingye Wind Energy Technology Limited (or Xingye)

Based on the previous negotiation in the two parties above, both of them make a agreement as the followings on that Xingye accepted the entrustment from Lianchuang and provided operating administration for the program of Wind-dynamo blade production, and Xingye will be paid by their services.

1.	During the valid period, Lianchuang should transfer the whole program of blades to Xingye. Xingye should accept the using right, administering right, operating right of the entire intangible assets and tangible assets, and Xingye should be in possession of the income in term of this document.

2.	The factory relegated to Xingye, which is still in process and located in BinXi Development, should be completed by Lianchuang by the end of September in 2007.

3.	This Entrust Agreement effects from 15 July 2007 to 14 July 2010 after the signings of the two parties, the entrustment is for THREE years.

4.	The obligations and functions of Xingye:

	a.	Institute and implement every monthly plan, quarter plan and annual schedule on production and sales.

	b.	Institute and implement each stock timetable considering the demand of the production.

	c.	Recruitment and training of administrators and workers should refer the requirement of the blade program.

	d.	Institute a stander level of laborage and welfare for staffs.

	e.	The quality control of blade production should follow the national and international stander regulations.

	f.	The security management of staffs, equipments and assets should be implemented soundly.

	g.	The administration of refectory and dormitory should follow the requirements from Lianchuang.

	h.	Lianchuang provide the expenses of production and operation.

5.	The guerdon calculation and payment method

	a.	Lianchuang should pay Xingye 12% of the revenue at the end of every quarter. Meanwhile, Lianchuang should set a separate account for the revenue of this blade program.

	b.	Xingye should take on the laborage for the senior officers who were dispatched by Lianchuang.

6.	Xingye should NOT carry the followings into execution without Lianchuang’s authorization.

	a.	Lease, purchase, and bestow on the fixed assets, or raise a mortgage or sponsion on the fixed assets.

	b.	Should not join up with a third party during the valid period of this agreement.

7.	Xingye should report to Lianchuang for the performance and balance of expenditure annually. At the expiration of the agreement, Xingye should entirely report the processing situation of the program to Lianchuang, as well as deliver all the assets, increasing interests, evident documents, accounts, and income and expenses records.

8.	In the valid period, Lianchuang only have financial superintendence and auditing right. Lianchuang should not intervene or influence any operating administration of Xingye in any forms.

9.	For any changeable situation and emergency, and there is no way to get lianchuang’s authorization, Xingye can determine themselves by considering the status, even though it may break the bounds of their entrusted operating administration. However, Xingye should report to Lianchuang the solution in time. And Xingye should commit them to answer for all the losses incurred by the delay of the reporting.

10.	For any demands of equipments, patterns, and frocks, and also the rebuilding of the factory and facilities, Xingye should propose to Lianchuang. If the proposal is accepted, Lianchuang will provide the financing and take the ownership of these assets.

11.	In the event of Lianchuang pass off the agreement without any consulting with Xingye, Lianchuang should still pay the service charge for the whole year, which the amount should follow the revenue percentage as that in agreement; on the other side, in the event of Xingye pass off the agreement without consulting with Lianchuang, Xingye should compensate all the losses, which the amount should be as the same as the income last year.

12.	This agreement effects as soon as the signings and stampings by both sides. For any additional and unpredictable matters, both two parties can sign the complementarities. And the complementary is legally effective as the entrust agreement.

13.	For any unfinished negotiations, Lianchuang and Xingye will till sign the complementary.

14.	There are FOUR official copies of this agreement, and each of the two parties holds TWO of them.

Signatures and Seals
Harbin Lianchuang Stock-Joint Limited	15th July 2007
Harbin Xingye Wind Energy Technology Limited	15th July 2007